EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ClearOne Communications, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-148789 and 333-137859 of ClearOne Communications, Inc. on Forms S-8 of our financial statement audit report dated March 30, 2012, appearing in this annual report on Form 10-K of ClearOne Communications, Inc. for the years ended December 31, 2011 and 2010.

/s/ JONES SIMKINS, P.C.

JONES SIMKINS, P.C.

Logan, Utah

March 30, 2012